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                                                                 EXHIBIT 8(b)(2)

                                   AMENDMENT NO. 1

                               SUBCUSTODIAN AGREEMENT
                                         WITH
                                 TEXAS COMMERCE BANK
                       (NOW KNOWN AS CHASE BANK OF TEXAS, N.A.)



     The Subcustodian Agreement with Texas Commerce Bank (now known as Chase Bank of Texas, N.A.) (the "Agreement"), dated September 9, 1994, is hereby amended as follows (terms used herein but not otherwise defined herein have the meaning ascribed them in the Agreement):

1) Section 7 - Communications is hereby deleted in its entirety and replaced with the following:

     COMMUNICATIONS. All communications required or permitted to be given under this Agreement shall be in writing (including telex, telegraph or telefax, facsimile or similar electronic transmittal device) and shall be deemed given (a) upon delivery in person to the persons indicated below, or (b) three days after deposit in the United States postal service, postage prepaid, registered or certified mail, return receipt requested, or (c) upon receipt by facsimile (provided that receipt of such facsimile is confirmed telephonically by the addressee) or (d) by overnight delivery service (with receipt of delivery) sent to the address shown below, or to such different address(es) as such party shall designate by written notice to the other parties hereto at least ten days in advance of the date on which such change of address shall be effective. All communications required or permitted to be given under this Agreement shall be addressed as follows:

          (i) to the Subcustodian:      Chase Bank of Texas, N.A.
                                        P. O. Box 2558
                                        Houston, Texas   77252-8391
                                        Attn:  Kathy Wallace

          (ii) to the Custodian:        State Street Bank and Trust Company
                                        Mutual Fund Services
                                        Boston, Massachusetts   02105
                                        Attn:  AIM Funds

          (iii) to the Transfer Agent:  A I M Fund Services, Inc.
                                        11 Greenway Plaza
                                        Suite 100
                                        Houston, Texas   77046
                                        Attn:  Robert Frazer


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2)   Schedule A to the Agreement is hereby deleted in its entirety and replaced with the following:

     AIM Advisor Funds, Inc.
     AIM Equity Funds, Inc.
     AIM Funds Group
     AIM International Funds, Inc.
     AIM Investment Securities Funds
     AIM Special Opportunities Funds
     AIM Tax-Exempt Funds, Inc.

3) Schedule 2 to the Agreement is hereby deleted in its entirety and replaced with the following:

     Authorized Officers
     -------------------
     Jack Caldwell            President
     Mary A. Corcoran         Senior Vice President
     Sidney M. Dilgren        Senior Vice President
     Tony D. Green            Senior Vice President
     Lois S. Murphy           Senior Vice President
     Linda L. Wariner         Senior Vice President
     Ira P. Cohen             Vice President
     Mary E. Gentempo         Vice President
     Kim T. Lankford          Vice President
     Robert A. Frazer         Assistant Vice President


     Authorized Representatives
     --------------------------
     Sherri Arbour
     Debi Folse
     Robert Thompson

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     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:   10-2-98
       ------------------

                              CHASE BANK OF TEXAS, N.A.
                              (as Subcustodian)

                              By:     /s/ KATHY WALLACE
                                 --------------------------------------

                              Title:  Vice President
                                    -----------------------------------

                              STATE STREET BANK AND TRUST COMPANY
                              (as Custodian)

                              By:     /s/ ILLEGIBLE
                                 --------------------------------------

                              Title:  Executive Vice President
                                    -----------------------------------


                              A I M FUND SERVICES, INC.
                              (as Transfer Agent)

                              By:     /s/ JOHN CALDWELL
                                 --------------------------------------

                              Title:  President
                                    -----------------------------------


                              EACH OF THE FUNDS LISTED ON AMENDED SCHEDULE A HERETO

                              By:     /s/ ROBERT H. GRAHAM
                                 --------------------------------------

                              Title:  President
                                    -----------------------------------